UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
March 31, 2008
MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (585) 647-6400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers
On March 31, 2008, Monro Muffler Brake, Inc. (the “Company”) announced the promotion of John W. Van Heel, 42, to the position of President of the Company, effective immediately. Mr. Van Heel’s employment will continue under the terms of his three-year Employment Agreement with the Company, entered into in January 2008. However, in his new position, Mr. Van Heel will receive a ten percent increase in his annual base salary.
A copy of the press release announcing Mr. Van Heel’s promotion is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Not Applicable

(b)	Not Applicable

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated March 31, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

April 1, 2008	By:	/s/ Catherine D’Amico Catherine D’Amico
Executive Vice President – Finance and Chief Financial Officer